UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No.1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 27, 2022

HUNTINGTON INGALLS INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34910	90-0607005
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4101 Washington Avenue Newport News, Virginia	23607
(Address of principal executive offices)	(Zip Code)

(757) 380-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HII	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note.

On January 31, 2022, Huntington Ingalls Industries, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Initial Form 8-K”) disclosing that the Company’s board of directors (the “Board”) had elected Christopher D. Kastner to become (i) President and Chief Executive Officer of the Company and (ii) a member of the Board, both effective as of March 1, 2022. At the time of his election, Mr. Kastner’s base salary, target restricted performance stock rights (“RPSRs”) under the Company’s 2012 Long-Term Incentive Stock Plan (“LTIP”) and target cash bonus amount under the Company’s Annual Incentive Plan (“AIP”) for his new position would be determined later. This Current Report on Form 8-K/A amends the Initial Form 8-K to include the compensation information required by Item 5.02(c)(3) and should be read in conjunction with the Initial Form 8-K.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)

On March 1, 2022, the Board (i) increased Mr. Kastner’s annual base salary from $700,000 to $1,186,000, effective February 28, 2022, (ii) increased the target amount of his 2022 grant of RPSRs under the LTIP to $4.4 million from $2.0 million the prior year and (iii) increased his annual target cash bonus amount under the AIP for 2022 to 125% of his annual base salary from 90% the prior year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTINGTON INGALLS INDUSTRIES, INC.

Date: March 4, 2022	By:	/s/ Charles R. Monroe, Jr.
Charles R. Monroe, Jr.
Corporate Vice President, Associate
General Counsel and Secretary